UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 17, 2008

GRAPHIC PACKAGING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

814 Livingston Court, Marietta, Georgia	30067
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (770) 644-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On January 17, 2008, Graphic Packaging Corporation (the “Company”) issued a press release announcing that, at the special stockholders meeting held on January 17, 2008, the Company’s stockholders approved the proposal to adopt the Transaction Agreement and Agreement and Plan of Merger, dated as of July 9, 2007, by and among the Company, Bluegrass Container Holdings, LLC, TPG Bluegrass IV, L.P., TPG Bluegrass IV-AIV 2, L.P., TPG Bluegrass V, L.P., TPG Bluegrass V-AIV 2, L.P., TPG FOF V-A, L.P., TPG FOF V-B, L.P., BCH Management, LLC, Field Holdings, Inc., New Giant Corporation and Giant Merger Sub, Inc. and approve the proposed combination with Altivity Packaging, LLC contemplated therein and approved certain related matters. Attached and incorporated herein by reference as exhibit 99.1 is a press release announcing the results of the special meeting.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
          Exhibit 99.1—Press release, dated January 17, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING CORPORATION (Registrant)
Date: January 17, 2008	By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary